AGREEMENT OF PURCHASE AND SALE





      THIS  AGREEMENT is made this ______ day of  February,  2000 by and between
BRANDMAKERS,   INC.  ("Purchaser"}  and  JOSHUA  FRIEDMAN  and  PHYLLIS  ZYSKIND
(together, "Seller").

      WHEREAS, Seller purchased assets of Multi-Page Communications, LLC, a Delaware limited liability company ("Multi-Page"), pursuant to a foreclosure of Seller's lien on such assets at a sale held on February 23, 2000; and

      WHEREAS, Purchaser desires to purchase and receive from Seller and Seller desires to sell and assign to Purchaser foreclosed assets of Multi-Page recently located in Conyers, Rockdale County, Georgia;

      NOW, THEREFORE, in consideration of the mutual promises and conditions contained in this Agreement, the parties agree as follows:

                             1. Purchase and Sale

      Purchaser agrees to purchase from Seller and Seller agrees to deliver to Purchaser on the Closing Date, as defined below, all of the assets described in the attached Schedule 1 of Multi-Page, except for the Excluded Assets listed in
Section 8.1 (the "Assets").

                               2. Purchase Price

2.1 On the Closing Date, Purchaser shall deliver to Standard Registrar and Transfer Company (the "Escrow Agent") for the benefit of Seller 2,000,000 shares of the Purchaser's common stock (the "Escrowed Shares") registered in the name of Seller. The Escrow Agent shall hold the escrowed shares in accordance with its established policies and shall at all times account to Purchaser and Seller therefore.

2.2 The Escrowed Shares issued by Purchaser as part of the purchase price shall be restricted common stock and shall bear the following restrictive language:

      The shares represented by this Certificate are Restricted Shares and shall not be sold, traded, pledged or otherwise hypothecated for a period of one year from the date of this Agreement.

2.3 On January 1, 2001, the Escrow Agent shall release from escrow to Seller the number of Escrowed Shares with a value (as determined by Section 2.4) of $600,000 as of such date. Any Escrowed Shares in excess of the number released to Seller shall be returned to Purchaser. Any shortfall shall be paid by Purchaser to Seller directly in additional shares of Purchaser's common stock, cash or a combination of both. Upon giving 10 days prior written notice to the Escrow Agent and Seller, Purchaser may pay any or all of the $600,000 to Seller in cash.

2.4 The value of shares shall be determined by dividing the average closing price of Purchaser's common stock for a period of sixty days prior to January 1, 2001 into the sum remaining after subtracting any cash paid to Seller by Purchaser from the sum of $600,000.00.

                            3.  Assumed Liabilities

3.1 The Purchaser agrees to assume any liability of Seller and Multi-Page for repairs and warranty work related to the products of the Seller and Multi-Page (the "Assumed Liabilities"). As an inducement to Purchaser to assume the Assumed Liabilities, Seller represents and warrants that there are no known warranty or repair claims other than those incurred in the ordinary course of business.

      Purchaser has not assumed and shall have no liability or obligation for product liability claims for products manufactured by Multi-Page prior to January 1, 2000.

                      4.  Seller's Obligations at Closing

4.1 At the closing, Seller shall deliver to Purchaser all deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer in form satisfactory to Purchaser's counsel, J. Ed Segraves, and containing full warranties of title effective to vest in Purchaser with good and marketable title to the Assets. Seller shall deliver or shall cause to be delivered by Multi-Page to Purchaser all contracts, agreements, commitments, purchase orders and rights pertaining to Multi-Page's business and other data relating to the Assets, its business and operation, except the books of account and supporting records, corporate minute books and stock transfer records of Multi-Page. Seller shall take all commercially reasonable steps that may be required to put Purchaser in actual possession, operation and control of the assets and business to be transferred under this Agreement.

4.2 Seller agrees that it will at any time and from time to time after the Closing Date, upon reasonable request of the Purchaser, do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the complete assigning, transferring, granting, assuring and confirming to the Purchaser and to its successors and assigns of, and for aiding and assisting in obtaining or collecting and reducing to possession, any or all of the licenses, permits, assets or property of the corporation that comprise the Assets.

               5.  Representations and Warranties of the Seller

      The Seller represents and warrants to the Purchaser as follows:

5.1 Each Seller is an individual residing in the State of New York (with respect to Phyllis Zyskind) and the State of New Jersey (with respect to Joshua Friedman), is not a minor, and has the legal capacity and legal competence to execute and deliver, and to perform his/her obligations under, this Agreement.

5.2 This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the enforceability hereof and thereof may be limited or otherwise affected by
      (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, or similar laws relating to or affecting the enforcement of creditors' rights generally or providing for the relief of debtors and (ii) general principles of equity. The execution and delivery of this Agreement and the compliance with its terms will not violate any agreement to which the Seller is a party; nor will such actions violate, create a breach of, constitute a default under, or prevent the Seller from fulfilling any of its obligations under any law, agreement, commitment, instrument, order, judgment or decree to which the Seller is subject or by which any of Seller's properties are bound; nor will such actions cause the acceleration of any obligation of the Seller.

5.3   [This paragraph intentionally left blank.]

5.4 The Seller has good and marketable title to the Assets, free and clear of all pledges, liens (except liens for taxes not yet due), security interests or other encumbrances of any kind whatsoever, except as otherwise disclosed in Schedule 5.4.

5.5 All leases pursuant to which Multi-Page leases to or from others any property are listed in Schedule 5.5 attached hereto and all such leases are valid, effective and in good standing, except as set out in Schedule
      5.5 attached hereto.

            Multi-Page is not a party to or bound by any other lease or amendment or supplement thereto. All leased and owned real property and the uses being made thereof by Multi-Page comply with all applicable zoning laws.

5.6 Multi-Page, immediately prior to the foreclosure by Seller, had all licenses necessary for the conduct of its business, and all license taxes have been paid if due or accrued if not yet due. All franchises, patents, trademarks, tradenames and other licenses used by Multi-Page in the conduct of its business are listed in Schedule 5.6 attached hereto. Multi-Page has not received any notice of conflict with the asserted rights of others thereto and, to Seller's knowledge, Multi-Page is not infringing such rights of others. The Seller is not aware of any claim of such infringement.

5.7 The Seller has caused to be delivered to the Purchaser copies of Multi-Page's financial records for the period August 1999 through December 1999. Except as disclosed in Schedule 5.7 attached, all such financial statements are correct.

5.8 Except as otherwise disclosed in Schedule 5.8 attached hereto, since December 1, 1999, there have been no material adverse changes in the condition, financial or otherwise, assets, liabilities, properties, labor relations or business of Multi-Page other than events and conditions generally affecting the economy and the foreclosure by Seller on the assets of Multi-Page. Since December 1, 1999, Multi-Page has not sold or otherwise disposed of, or committed to dispose of, any assets other than in the ordinary course of business except the foreclosure by Seller of the assets of Multi-Page.

5.9 Except as otherwise disclosed in Schedule 5.9 attached hereto, all tax returns of Multi-Page, including but not limited to, returns of income, sales, social security, withholding and unemployment taxes that are required to have been filed by Multi-Page to date have been duly prepared, timely filed and are complete and correct, and all taxes, interest and penalties shown thereon or due in connection therewith have been paid, if due, or accrued, if not yet due. All payroll taxes that Multi-Page is required by law to withhold have been withheld and properly deposited.

5.10 No Warranty on Assets. Except as provided in this Agreement, the Seller makes no representation or warranty, either express or implied, as to the merchantability, quality, condition or fitness for particular uses of any of the Assets, all of the same being hereby expressly excluded and disclaimed.

5.11 Except as otherwise disclosed in Schedule 5.11 attached hereto, Multi-Page is not subject to, bound by or the beneficiary of any agreement not to compete or other obligation in the nature of an agreement not to compete. Multi-Page is not in default under any such agreement; nor has Multi-Page waived any material rights under any such agreement. Except as otherwise disclosed in Schedule 5.11, Multi-Page is not party to any guaranty or endorsement and has no contingent obligation.

5.12 The Seller has no knowledge and has received no notice to the effect that Multi-Page has failed to comply with any laws, regulations or orders applicable to its business or properties or that the present uses by Multi-Page of its properties violate any laws, regulations or orders, the effect of which would have a material adverse affect on Multi-Page or the Assets.

5.13 Except as otherwise disclosed in Schedule 5.13 attached hereto, Multi-Page is not involved in any pending or threatened litigation or any investigation by any government body or any legal, administrative or arbitration proceeding and is not subject to any judgment, award, order or decree, the effect of which would have a material adverse affect on Multi-Page or the Assets. Except as otherwise disclosed in Schedule 5.13, the Seller does not know of, and has no reason to know of, any action, claim, suit, proceeding or investigation threatened against or affecting Multi-Page or the Assets, the effect of which would have a material adverse affect on Multi-Page or the Assets.

5.14 To Seller's knowledge, Multi-Page has fully complied with all laws, ordinances, regulations and orders, including without limitation all anti-trust, zoning, safety and environmental laws, ordinances, regulations and orders, applicable to its business and properties, and the present uses by Multi-Page of its properties, whether leased or owned, do not violate any such laws, ordinances, regulations or orders except where the failure to comply or the violation thereof would not have a material adverse effect on Multi-Page or the Assets. Except as otherwise disclosed in Schedule 5.14 attached hereto, to the Seller's knowledge there is not currently and in the past there has not been (i) any use, treatment, storage or disposal of any hazardous substance or material (as defined in 42 U.S.C. ss. 9601(14) and 40 C.F.F. ss. 302.4) or pollutant on any of Multi-Page's properties, whether leased or owned, (ii) any spill, leakage, discharge or release of any hazardous substance or material or pollutant thereon or therefrom, (iii) any off-site disposal by Multi-Page of any hazardous substance or material or pollutant in any location, or (iv) any hazardous condition in existence on any of Multi-Page's properties, whether leased or owned, that violates any law. Multi-Page has not purchased or sold asbestos or sold any other hazardous substance except as otherwise disclosed in Schedule 5.14.

5.15 To the knowledge of Seller, each lessor of any real or personal property leased by Multi-Page and each other party to any other agreement to which Multi-Page is a party, when and to the extent necessary pursuant to such lease or other agreement, in the opinion of the Purchaser or its counsel, has consented to the assignment of such lease or other agreement and not taken any action or indicated any intention to terminate such lease or other agreement, except where the failure to consent would not have a material adverse effect on Multi-Page or the Assets. Purchaser is not assuming any lease of real property under this Agreement, and nothing contained in the subparagraph is intended to indicate otherwise.

5.16  [This paragraph intentionally left blank.]

              6. Representations and Warranties of the Purchaser

      The Purchaser represents and warrants to the Seller as follows:

6.1 The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and properly registered to do business in the State of Georgia and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now being conducted. The Purchaser has full corporate power and authority to execute, deliver and perform this Agreement, and doing so will not violate any provision of law or contravene any provision of its articles of incorporation or bylaws.

6.2 This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the enforceability hereof and thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, or similar laws relating to or affecting the enforcement of creditors' rights generally or providing for the relief of debtors and (ii) general principles of equity.

6.3 The execution and delivery of this Agreement by the Purchaser and the consummation and documentation of the transactions provided for herein do not and will not constitute a breach of, or default under, any commitment, agreement, judgment or pending suit or court proceeding to which the Purchaser is a party or to which any of its assets is subject and will not cause the acceleration of the maturity of any debt, liability or obligation of the Purchaser.

6.4   Capital Stock.
      -------------

      (a) The authorized capital stock of the Purchaser consists of 200,000,000 shares of common stock, and 0 shares of preferred stock. As of December 31, 1999, there were outstanding 104,490,504 shares of Common Stock and 0 shares of preferred stock. All of the issued and outstanding shares of common stock and preferred stock were duly authorized and validly issued, are fully paid, non-assessable and free of preemptive rights.

      (b) Except as set forth on Schedule 6.4, there are not outstanding any (i) securities of the Purchaser convertible into or exchangeable for any shares of capital stock or other securities of the Purchaser, (ii) subscriptions, options, warrants, or other rights obligating the Purchaser to issue or entitling any third party to acquire from the Purchaser any shares of capital stock or other securities of the Purchaser or (iii) other than this Agreement, agreements or understandings to which the Purchaser is a party with respect to the voting, sale, transfer or other restriction on shares of capital stock of the Purchaser.

      (c) To the best knowledge of Purchaser, all SEC filings made by the Purchaser are true and correct.

                             7. Closing Conditions

7.1 Conditions to the Closing Obligation of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

      (a) Seller shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date; and

      (b) The representations and warranties of Seller set forth in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except as affected by transactions contemplated or permitted by this Agreement.

7.2 Conditions to the Closing Obligation of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

      (a)   Purchaser  shall  have  performed  in  all  material   respects  its
            obligations under this Agreement required to be performed by it at or prior to the Closing Date; and

      (b) The representations and warranties of Purchaser set forth in this Agreement shall have been true in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except as affected by transactions contemplated or permitted by this Agreement.

                              8. Excluded Assets

8.1 All cash, accounts receivable, creditor rebates, deposits and recoveries from pending claims and lawsuits related to the business of Multi-Page (the "Excluded Assets") shall remain the property of Seller or Multi-Page, as the case may be.

                                9. The Closing

      The closing hereunder (the "Closing") shall take place on February 24, 2000 (the "Closing Date") at the offices of Zachary & Segraves, P.A., 1000 Commerce Drive, Decatur, GA 30030, or transacted by fax and/or overnight mail.

                          10.  Survival of Warranties

      All covenants, representations and warranties contained herein shall survive any investigation at any time made by or on behalf of the Purchaser or the Seller and shall survive the Closing for a period of 13 months thereafter.

                       11. Indemnification of Purchaser

      The Seller hereby agrees to indemnify and hold harmless the Purchaser, and the Purchaser's successors and assignees in respect of any damage, expense, or loss suffered by any of them resulting from:

11.1 Any misrepresentation, breach of warranty or nonfulfillment of any covenant, undertaking or agreement on the part of the Seller under this Agreement or any misrepresentation or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder;

11.2 Excluding the Assumed Liabilities, all liabilities and obligations or, and claims against, Multi-Page or its assets arising from the conduct of the business of Multi-Page prior to the Closing Date including all debts, liabilities and obligations of any nature, absolute or contingent, foreseen or unforeseen, which are attributable or chargeable to the ownership and operation of the business of Seller prior to the Closing Date specifically including, without limiting the foregoing, liability for products sold by Multi-Page or any subsidiary thereof and all environmental liabilities;

11.3  That   certain   Lease   between   Fred   Taylor  as   Landlord,   Intek
      Telecommunications, Inc. as Lessee for the property formerly occupied by Multi-Page located at 1089 Culpepper Drive, Conyers, Georgia 30094;

11.4 Any claim which might be asserted against Purchaser arising out of the security interest of ENK Telecom Co., Ltd. and the Uniform Commercial Code Financing Statements filed in Rockdale County, Georgia, as listed in Schedule 5.4.

11.5  All actions, suits, proceedings,  demands,  assessments,  judgments, costs
      and  expenses   (including   interest  paid  thereon  and  all  reasonable
      attorneys' fees incurred) incident to the foregoing.

                      12.  Indemnification of the Seller

      The Purchaser hereby agrees to indemnify and hold harmless the Seller and the Seller's successors and assigns against any claim, loss, damage, liability, cost, demand or expense, including reasonable legal fees, sustained by the Seller or Multi-Page that arises out of or result from the following:

      (a)   the Assumed Liabilities;

      (b) any misrepresentation, breach of warranty or nonfulfillment of any covenant, undertaking or agreement on the part of or made by the Purchaser under this Agreement or any misrepresentation or omission from any certificate or other instrument furnished or to be furnished to the Seller hereunder;

      (c) all actions, suits, proceedings, claims, demands, assessments, judgments, reasonable legal fees, costs and expenses incident to or arising out of any act or omission of the Purchaser in the use of or related to the Assets on or after the Closing Date; and

      (d) all actions, suits, proceedings, claims, demands, assessments, judgments, reasonable legal fees, costs and expenses incident to any of the foregoing.

                          13. Expenses of the Parties

      Except as specifically provided herein, all expenses incurred by or on behalf of the parties hereto including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the preparation of this Agreement and the consummation of the transactions contemplated by this Agreement shall be borne solely by the party who shall have incurred such expenses and the other party shall have no liability in respect thereof. The Seller and the Purchaser agree to share equally the fees and expenses of the Escrow Agent.

                  14.  Right to Specific Performance; Waivers

      In the event the Purchaser or the Seller fails to perform its respective obligations hereunder, the other shall have the right (i) to terminate its obligations hereunder by giving written notice of such termination or (ii) to require specific performance of the obligation not performed. Either party has the right to waive the other party's compliance with a condition to Closing and to require specific performance of this Agreement.

                                 15.  Brokers

      Seller and Purchaser warrant and represent that the introduction of Seller to Purchaser and all negotiations on the part of Seller and Purchaser relative to this Agreement and the transaction contemplated by this Agreement have been effected and carried on by Seller directly with the Purchaser without the intervention of any broker, finder or other person.

                              16.  Miscellaneous

16.1 All notices and other communications provided for hereunder shall be in writing, unless otherwise specified, and shall be deemed to have been duly given if delivered personally, sent by receipted overnight courier, or mailed, postage prepaid, registered or certified mail, to the following addresses or at such other addresses as the parties hereto may designate from time to time in writing:

If to the Seller:



      Joshua Friedman and Phyllis Zyskind

      Attn: Sol Friedman

      1333 60th Street

      Brooklyn, NY 11219-5019



With a copy to:



      Greg Sergesketter, Esq.

      Gardere Wynne Sewell & Riggs, LLP

      1000 Louisiana, Suite 3400

      Houston, TX 77002



If to the Purchaser:



      Mr. Hank Cleare

      Brandmakers, Inc.

      1325 Capital Circle, Suite C

      Lawrenceville, GA 30045



With a copy to:



      J. Ed Segraves

      Zachary & Segraves, P.A.

      1000 Commerce Drive

      Decatur, GA 30030



16.2 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

16.3 This Agreement may be amended, modified, superseded, or cancelled and any of the terms, provisions, and conditions hereof may be waived only by a written instrument executed by all of the parties hereto. Notice or knowledge of any matter shall not constitute a waiver of any representation or warranty with respect to such matter. The waiver by any party of any breach of any provision shall not be construed as a waiver of any other provision by such party. Each party shall have the right to waive fulfillment of a condition or covenant or compliance with a representation or warranty of which it is the beneficiary.

16.4 All understandings and agreements of the parties are merged into this Agreement and the instruments and agreements referred to herein. This Agreement inures to the benefit of and shall be binding on each of the parties hereto or any of them, their respective representatives and successors; provided, however, this Agreement and the rights and obligations hereunder shall not be assignable by any party.

16.5 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

16.6 In the event any provision of this Agreement is deemed to be unenforceable, the remainder of this Agreement shall not be affected thereby and each provision hereof shall be valid and enforced to the fullest extent permitted by law.

16.7  Sol Friedman  individually  agrees to indemnify  Purchaser with respect to
      Section 11.3 only.

WITNESS the following signatures:

                                          SELLERS:
                                          -------




[NOTARY STAMP &
  SIGNATURE]                                      /s/
----------------------              ------------------------------

Notary Public                             Joshua Friedman



[NOTARY STAMP &
  SIGNATURE]                                      /s/
----------------------              ------------------------------

Notary Public                             Phyllis Zyskind





                                          PURCHASER:
                                          ---------



                                          BRANDMAKERS, INC.





_______________________             By: ________/s/________________

Notary Public                                   Hank Cleare



                                          Its:_President & COO_____





                                          WITH RESPECT TO SECTION 16.7 ONLY:
                                          ---------------------------------



[NOTARY STAMP &
  SIGNATURE]                                      /s/
-----------------------             ------------------------------

Notary Public                             Sol Friedman

SCHEDULE 1

1.    All pagers and parts inventory

2. All pager test equipment, work equipment, soldering equipment, label machines, LCD machines, compressors, shielded rooms, cooling units

3.    All office equipment and office supplies

4.    Trade show booth

5.    Two copy machines

6.    Customer List

7. All other physical assets currently located at offices of Brandmakers, Inc., 1325 Capital Circle, Suite C, Lawrenceville, GA 30045

SCHEDULE 5.4

      None.

SCHEDULE 5.5

1. Lease on old Multi-Page property located at 1089 Culpepper Drive, Conyers, Rockdale County, Georgia 30094. This lease is not being assumed by Purchaser and is the subject of the indemnity contained in paragraph 11.3 of this Agreement.

2. Two vehicle leases: First Union National Bank Leases Nos. 25-2563-211227 and 25-2563-106369. Purchaser has agreed to assume the responsibility for these leases upon proper assignment acceptable to Lessor.

SCHEDULE 5.6

      None.

SCHEDULE 5.7

      None.

SCHEDULE 5.8

      None.

SCHEDULE 5.9

      None.

SCHEDULE 5.11

      None.

SCHEDULE 5.13

Lawsuit by Mr. H.J. Kim, a former employee of Intek/MultiPage. Seller shall be solely responsible for the defense and payment of any settlement or judgment in connection therewith.

SCHEDULE 5.14

      None.

SCHEDULE 6.4

1.    Private Placement

      Brandmakers currently has an offering outstanding to sell 8,000,000 units, each unit consisting of two (2) shares of Common Stock, par value $001 per share and 3/4 warrant of the company during a 356-day period.

      This will add 16,000,000 shares to the total outstanding shares. Further dilution will occur with the exercise of the associated warrants.

2. Brandmakers is in the process of acquiring businesses, which will require the issuance of $650,000 of options in payment when complete.